                                                                   EXHIBIT 10.44

                                                                 Loan No. 850621

                    PROMISSORY NOTE SECURED BY DEED OF TRUST


$9,000,000.00                                          San Francisco, California

                                                                  April 23, 1997


         1. Promise to Pay. For value received, the undersigned TMC REALTY HOLDINGS CO., a California corporation ("Borrower"), promise(s) to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender"), 1320 Willow Pass Road, Suite 205, Concord, California 94520, or at such other place as may be designated in writing by Lender, the principal sum of NINE MILLION AND NO/100THS DOLLARS ($9,000,000.00) ("Loan"), with interest thereon as specified herein. All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds, without offset, deduction or counterclaim of any kind.

         2. Secured by Deed of Trust. This Note is secured by, among other things, that Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) ("Deed of Trust") of even date herewith, pursuant to which Borrower grants to Lender a security interest in certain real property described therein ("Property").

         3. Definitions. For the purposes of this Note, the following terms shall have the following meanings:

         "Business Day" shall mean any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks in California are authorized or required by law to close. All references in this Note to a "day" or a "date" shall be to a calendar day unless specifically referenced as a Business Day.

         "Default" shall have the meaning set forth in the Deed of Trust.

         "Disbursement Date" shall mean the date upon which the Loan proceeds are funded into escrow in connection with the closing of the Loan.

         "Effective Date" shall mean the date the Deed of Trust is recorded in the Office of the County Recorder of the county where the Property is located.

         "Loan Documents" shall mean the documents listed in Exhibit B attached hereto and incorporated herein by this reference.

         "Maturity Date" shall mean May 1, 2007.

         4.      Interest; Payments.

                 4.1 Interest. Interest on the outstanding principal balance of this Note shall be paid in arrears and shall accrue at a fixed interest rate per annum equal to 9.20% ("Interest Rate"). The Interest Rate shall be based on a 360-day year consisting of twelve (12) months of thirty (30) days each, except where the Disbursement Date is on a day other than the first day of the month in which case the Interest Rate shall be based on a 360-day year and charged on the basis of actual days elapsed from the Disbursement Date to the first of the following month.

                 4.2 Payments. Monthly payments hereunder shall commence on the first day of the calendar month following the Disbursement Date and continue on the first day of each calendar month thereafter through the Maturity Date. If the Disbursement Date is a date other than the first day of a calendar month, the first month's payment shall be interest only. Subsequent monthly payments shall be calculated on the basis of an equal-payment twenty-five (25) year amortization of principal and interest. On the Maturity Date, all unpaid principal and accrued but unpaid interest shall be due and owing in full.

                 4.3 Application of Payments. In the absence of a specific determination by Lender to the contrary, all payments paid by Borrower to Lender in connection with the obligations of Borrower under this Note and under the other Loan Documents shall be applied in the following order of priority:
(a) to actual, documented and reasonable amounts, other than principal and interest, due to Lender pursuant to this Note or the other Loan Documents; (b) to accrued but unpaid interest on this Note; and (c) to the unpaid principal balance of this Note.

         5.      Late Charge; Default Rate.

                 5.1 Late Charge. If any payment required hereunder is not paid on or before the fifth calendar day of the month in which it is due, Borrower shall pay a late or collection charge, as liquidated damages, equal to two percent (2%) of the amount of such unpaid payment. Borrower acknowledges that Lender will incur additional expenses as a result of any late payments hereunder, which expenses would be impracticable to quantify, and that Borrower's payments under this paragraph are a reasonable estimate of such expenses. The foregoing to the contrary notwithstanding, no late or collection charge shall be payable by Borrower as a result of any delay in the payment of any sum due and payable on the Maturity Date.

                 5.2 Default Rate. Commencing upon a Default and continuing until such Default shall have been cured by Borrower, all sums owing on this Note shall bear interest until paid in full at a rate per annum equal to two percent (2%) plus the Interest Rate ("Default Rate").

         6. Maximum Rate Permitted By Law. Neither this Note nor any of the other Loan Documents shall require the payment or permit the collection of any interest or any late payment charge in excess of the maximum rate permitted by law. If any such excess interest or late payment charge is provided for under this Note or any of the other Loan Documents or if this Note or any of the other Loan Documents shall be adjudicated to provide for such excess, neither Borrower nor Borrower's successors or assigns shall be obligated to pay such excess, and the right to demand the payment of any such excess shall be and hereby is waived, and this provision shall control any other provision of this Note or any of the other Loan Documents. If Lender shall collect amounts which are deemed to constitute interest and which would increase the effective interest rate to a rate in excess of the maximum rate permitted by law, all such amounts deemed to constitute interest in excess of the maximum legal rate shall, upon such determination, at the option of Lender, be returned to Borrower or credited against the outstanding principal balance of this Note.

         7. Acceleration. If any Default shall occur and be continuing after all notice and cure periods have expired, then Lender, at its sole option, shall have the right to declare all sums owing under this Note immediately due and payable; provided, however, that if the Deed of Trust or any other Loan Document provides for the automatic acceleration of payment of sums owing under this Note, all sums owing under this Note shall be automatically due and payable in accordance with the terms of the Deed of Trust or such other Loan Document.

         8.      Borrower's Liability.

                 8.1 Limitation. Except as otherwise provided in this Section, Lender's recovery against Borrower under this Note and the other Loan Documents shall be limited solely to the Property and the "Collateral" (as defined in the Deed of Trust).

                 8.2 Exceptions. Nothing contained in Section 8.1 or elsewhere in this Note or the other Loan Documents, however, shall limit in any way the liability of Borrower owed to Lender to the extent of any actual losses incurred by Lender (including, without limitation, any impairment of Lender's security for the Loan) directly resulting from: (a) fraud or willful misrepresentation; (b) material and intentional physical waste of the Property or the Collateral; (c) failure to pay property or other taxes, assessments or charges (other than amounts paid to Lender for taxes, assessments or charges pursuant to an impound account and where Lender elects not to apply such funds toward payment of the taxes, assessments or charges owed) which may create liens senior to the lien of the Deed of Trust on all or any portion of the Property; (d) failure to deliver any insurance or condemnation proceeds or awards or any security deposits following an uncured Default received by Borrower to Lender or to otherwise apply such sums as required under the terms of the Loan Documents or any other instrument now or hereafter securing this Note; (e) failure to apply any rents, royalties, accounts, revenues, income, issues, profits and other benefits from the Property which are collected or received by Borrower during the period of any Default or after acceleration of the indebtedness and other sums owing under the Loan Documents to the payment of either (i) such indebtedness or other sums or (ii) the normal and necessary operating expenses of the Property; or (f) any breach by Borrower of any covenant in this Note or in the Deed of Trust regarding Hazardous Materials (as defined in the Deed of Trust) or any representation or warranty of Borrower regarding Hazardous Materials proving to have been untrue when made.

                 8.3  No Release or Impairment.  Nothing contained in Section
8.1 shall be deemed to release, affect or impair the indebtedness evidenced by this Note or the obligations of Borrower under, or the liens and security interests created by the Loan Documents, or Lender's rights to enforce its remedies under this Note and the other Loan Documents with respect to the Property or the Collateral, including, without limitation, the right to pursue any remedy for injunctive or other equitable relief with respect to the Property or the Collateral, or any suit or action in connection with the preservation, enforcement or foreclosure of the liens, mortgages, assignments and security interests which are now or at any time hereafter security for the payment and performance of all obligations under this Note or the other Loan Documents.

                 8.4 Prevail and Control. The provisions of this Section 8 shall prevail and control over any contrary provisions elsewhere in this Note or the other Loan Documents.

         9.      Non-Trustor Borrower.  [Intentionally Deleted]

         10.     Miscellaneous.

                 10.1 Joint and Several Liability. If this Note is executed by more than one person or entity as Borrower, the obligations of each such person or entity shall be joint and several. No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder.

                 10.2 Waiver of Presentment. Except as otherwise provided in any other Loan Document, Borrower hereby waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of nonpayment, notice of costs, expenses or losses and interest thereon, and notice of interest on interest and late charges.

                 10.3 Delay In Enforcement. No previous waiver or failure or delay by Lender or Borrower in acting with respect to the terms of this Note or the Deed of Trust shall constitute a waiver of any breach, default or failure of condition under this Note, the Deed of Trust or the obligations secured thereby. A waiver of any term of this Note, the Deed of Trust or of any of the obligations secured thereby must be made in writing signed by Lender, shall be limited to the express terms of such waiver, and shall not constitute a waiver of any subsequent obligation of Borrower. The acceptance at any time by Lender of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

                 10.4 Time of the Essence. Time is of the essence with respect to every provision hereof.

                 10.5 Governing Law. This Note was accepted by Lender in the State of California and the proceeds of this Note were disbursed from the State of California, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance, this Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts made and performed in such State and any applicable law of the United States of America, except that at all times the provisions for the enforcement of Lender's STATUTORY POWER OF SALE granted under the Deed of Trust securing this Note and the creation, perfection and enforcement of the security interests created pursuant hereto and pursuant to the other Loan Documents shall be governed by and construed according to the law of the state where the Property is located, it being understood that, to the fullest extent permitted by the law of the state where the Property is located, the law of the State of California shall govern the validity and the enforceability of the Deed of Trust, this Note and the other Loan Documents and all of the obligations arising hereunder or thereunder. To the fullest extent permitted by law, Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs the Deed of Trust, this Note and the other Loan Documents, and the Deed of Trust, this Note and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of California.

                 10.6 Consent to Jurisdiction. Borrower irrevocably submits to the jurisdiction of: (a) any state or federal court sitting in the State of California over any suit, action, or proceeding, brought by Borrower against Lender, arising out of or relating to this Note or the Loan evidenced hereby; (b) any state or federal court sitting in the state where the Property is located or the state in which Borrower's principal place of business is located over any suit, action or proceeding, brought by Lender against Borrower, arising out of or relating to this Note or the Loan evidenced hereby; and (c) any state court sitting in the county of the state where the Property is located over any suit, action, or proceeding, brought by Lender to exercise its STATUTORY POWER OF SALE under the Deed of Trust or any action brought by the Lender to enforce its rights with respect to the Collateral. Borrower irrevocably waives, to the fullest extent permitted by law, any objection that Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

                 10.7 Counterparts. This Note may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original and all of which taken together shall be deemed to be one and the same Note.

                 10.8 Heirs, Successors and Assigns. All of the terms, covenants, conditions and indemnities contained in this Note and the other Loan Documents shall be binding upon the heirs, successors and assigns of Borrower and Lender and shall inure to the benefit of the successors and assigns of Borrower and Lender. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted in this Note or the other Loan Documents.

                 10.9 Severability. If any term of this Note, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Note, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Note shall be valid and enforceable to the fullest extent permitted by law.

                 10.10 Consents and Approvals. Wherever Lender's consent, approval, acceptance or satisfaction is required under any provision of this Note or any of the other Loan Documents, such consent, approval, acceptance or satisfaction shall not be unreasonably withheld, conditioned or delayed by Lender unless such provision expressly so provides. Unless a shorter time period is expressly provided, Lender's failure to respond to Borrower's request for consent or approval within thirty (30) days following Lender's receipt of such request (and all documents and information reasonably related thereto) shall be deemed to constitute Lender's consent or approval to such request.

         11. Notices. All notices and other communications that are required or permitted to be given to a party under this Note shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission to the address or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission. The addresses and facsimile numbers of the parties shall be:

Borrower:                                      Lender:

TMC Realty Holdings Co.                        Wells Fargo Bank, N.A.
c/o Ticketmaster Group, Inc.                   C/O WFRF
8800 Sunset Boulevard                          1320 Willow Pass Road
West Hollywood, CA  90069                      Suite 205
Attn:  Peter Knepper                           Concord, CA 94520
FAX No.: (310) 360-6513                        Loan No. 850621
                                               FAX No.: (510) 691-5947
with a copy to:

TMC Realty Holdings Co.
c/o Ticketmaster Group, Inc.
8800 Sunset Boulevard
West Hollywood, CA  90069
Attn:  Ned Goldstein
FAX No.: (310) 360-6512


         12. Additional Terms and Conditions. The additional terms and conditions set forth in Exhibit A attached hereto are incorporated herein by this reference.

         13. Prepayment. Borrower acknowledges that any prepayment of this Note will cause Lender to lose its interest rate yield on this Note and will possibly require that Lender reinvest any such prepayment amount in loans of a lesser interest rate yield (including, without limitation, in debt obligations other than first mortgage loans on commercial properties). As a consequence, Lender and Borrower agree, as an integral part of the consideration for Lender's making the Loan, that:

                 13.1     Voluntary Prepayment.

                 (a) Any voluntary prepayment of this Note is permitted in whole only, and not in part, and only in accordance with the terms and conditions of this Section 13; and

                 (b) No voluntary prepayment of this Note is permitted at any time prior to the fourth (4th) year of the term of this Note.

                 13.2     Prepayment Charge.  Except as expressly provided in
Section 13.3 below, any prepayment of this Note prior to the last year of the term of this Note, whether such prepayment is in whole or in part, voluntary or involuntary, or upon acceleration of the principal amount of this Note by Lender following a Default, shall be permitted only if Borrower immediately pays to Lender (in addition to all other sums then due and owing to Lender under this Note and the other Loan Documents) a prepayment charge in an amount equal to (a) the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective scheduled payment dates back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (as hereinafter defined), minus (b) the outstanding principal balance of the Loan as of the prepayment date.

                 "Periodic Treasury Yield" means (i) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth (5th) Business Day preceding the prepayment date, divided by (ii) twelve (12), if scheduled payment dates are monthly, or four (4), if scheduled payment dates are quarterly.

                 13.3 No Prepayment Charge. If any prepayment of this Note occurs during the last year of the term of this Note, no prepayment charge shall apply. In addition, no prepayment charge shall apply with respect to any insurance or condemnation proceeds received by Lender and applied by Lender to the outstanding Loan balance under this Note.

                 13.4 Term of this Note. For purposes of this Section, the "term of this Note" shall mean the period commencing on the date of this Note and ending on the Maturity Date.

                 13.5 First Day of Month. Voluntary prepayments of this Note may only be made on the first day of the month.

                 13.6 Prepayment Waiver. Borrower waives any right to prepay this Note except under the terms and conditions set forth in this Section and agrees that if this Note is prepaid, Borrower will pay the prepayment charges set forth above. Borrower hereby acknowledges that (a) the inclusion of this waiver of prepayment rights and agreement to pay the prepayment charge for the right to prepay this Note was separately negotiated with Lender, (b) the economic value of the various elements of this waiver and agreement was discussed, (c) the consideration given by Borrower for the Loan was adjusted to reflect the specific waiver and agreement negotiated between Borrower and Lender and contained herein and (d) this waiver is intended to comply with California Civil Code Section 2954.10.

                                                 Borrower's Initials  NSG
                                                                    ----------


         14. WAIVER OF JURY TRIAL. LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR

WRITTEN), OR ACTIONS OF LENDER OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN TO BORROWER.

"Borrower"

TMC REALITY HOLDINGS CO.,
a California corporation



By:    /s/  NED S. GOLDSTEIN
       -----------------------------------------------------
       Ned S. Goldstein,
       Senior Vice President and Assistant Secretary



By:    /s/  VICTORIA L. RISHWAIN
       -----------------------------------------------------
       Victoria L. Rishwain,
       Assistant Secretary

                                                                 Loan No. 850621

                          EXHIBIT A TO PROMISSORY NOTE

                        ADDITIONAL TERMS AND CONDITIONS


         This Exhibit A is attached to and forms a part of that Promissory Note ("Note") executed by TMC REALTY HOLDINGS CO., a California corporation ("Borrower") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").

         1. Disbursement of Loan Proceeds; Limitation of Liability. Borrower hereby authorizes Lender to disburse the proceeds of the Loan, after deducting any and all fees owed by Borrower to Lender in connection with the Loan, to Chicago Title Company. With respect to such disbursement, Borrower understands and agrees that Lender does not accept responsibility for errors, acts or omissions of others, including, without limitation, the escrow company, other banks, communications carriers or clearinghouses through which the transfer of Loan proceeds may be made or through which Lender receives or transmits information, and no such entity shall be deemed Lender's agent. As a consequence, Lender shall not be liable to Borrower for any actual (whether direct or indirect), consequential or punitive damages which may arise with respect to the disbursement of Loan proceeds, whether or not (a) any claim for such damages is based on tort or contract, or (b) either Lender or Borrower knew or should have known of the likelihood of such damages in any situation except to the extent of Lender's willful misconduct or gross negligence.

         2.      Financial Statements.

                 2.1 Statements Required. During the term of the Loan or while any liabilities of Borrower to Lender under any of the Loan Documents remain outstanding and unless Lender otherwise consents in writing, Lender shall provide Borrower a courtesy notice to the parties indicated in Section 11 of the Note within sixty (60) days prior to the date any item below is due, and Borrower shall provide to Lender the following:

                          (a)     Annual Income Schedule.  Not later than
ninety (90) days after and as of the end of each fiscal year, a schedule, signed and dated by Borrower and in a form reasonably acceptable to Lender, showing all revenues and expenses during such fiscal year, relating to the Property, including, without limitation, all information requested under any of the Loan Documents;

                          (b)     Semi-Annual Leasing Schedule.  Not later than
thirty (30) days after and as of the end of each semi-annual period, a schedule in a form acceptable to Lender, signed and dated by Borrower, showing the following lease information with regard to each tenant: the name of the tenant, monthly or other periodic rental amount, dates of commencement and expiration of the lease, and payment status;

                          (c)     Annual Balance Sheet.  Not later than ninety
(90) days after and as of the end of each fiscal year, a balance sheet, signed and dated by Borrower and in a form reasonably acceptable to Lender (or audited financial statements if Borrower obtains them), showing all assets and liabilities of Borrower; and

                          (d)     Other Information.  From time to time, such
other information with regard to Borrower, principals of Borrower, guarantors or the Property as Lender may reasonably request in writing; provided, however, the provisions of this paragraph (d) shall not apply so long as TMC Realty Holdings Co. or any transferee under a Permitted Transfer is the Borrower.

                 2.2 Form; Warranty. Borrower agrees that all financial statements to be delivered to Lender pursuant to this Section shall in all material respects: (i) be complete and correct; (ii) present fairly the financial condition of the party; (iii) disclose all liabilities that are required to be reflected or reserved against; and (iv) be prepared in accordance with the same accounting standard used by Borrower to prepare the financial statements delivered to and approved by Lender in connection with the making of the Loan or other accounting standards reasonably acceptable to Lender. Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no material adverse change in financial condition, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement except as disclosed by Borrower in a writing delivered to Lender.

         Borrower agrees that all leasing schedules and other information to be delivered to Lender pursuant to this Section shall not contain any material misrepresentation or omission of a material fact.

         3.      Impounds.  [Intentionally Deleted]

         4. Permitted Transfers. Notwithstanding anything to the contrary contained in Section 6.15 of the Deed of Trust, any sale, exchange, transfer or conveyance of any direct or indirect ownership interests in Borrower (whether general or limited partnership interest, stock, limited liability company interest, trust or otherwise) or in all or any part of the Property shall be permitted and shall be freely transferable without the consent of Lender (a) so long as Ticketmaster Group, Inc. continues to own and control, directly or indirectly, at least fifty-one percent (51%) of the Borrower, or (b) in the event of any transfer to any entity which is either (i) the successor by merger, consolidation, sale of stock or assets, or other similar transaction, of all or substantially all of Borrower's equity or assets, or (ii) controls or is controlled by or is under common control with Borrower ("Permitted Transfers"). Borrower agrees that it shall provide to Lender a certificate in a form reasonably acceptable to Lender, signed and dated by Borrower, listing all the names of the parties holding an ownership interest in Borrower and the percentage interests held by each such party within five (5) days after Lender's written request for such information.

         With respect to any Permitted Transfers, the following conditions precedent must also be satisfied in addition to the requirements set forth above:

                 (c) Lender's receipt of at least thirty (30) days prior written notice from Borrower of the proposed transfer together with documentation reasonably satisfactory to Lender regarding the ownership structure of the proposed transferee;

                 (d) if required by Lender, the execution and delivery to Lender of such documents and instruments as Lender shall reasonably require, in form and substance reasonably satisfactory to Lender, including, without limitation, (i) an assumption agreement under which the transferee assumes all obligations and liabilities of Borrower under the Note and the other Loan Documents, and (ii) a consent to the Permitted Transfer by any existing guarantor and a reaffirmation of such guarantor's obligations and liabilities under any guaranty made in connection with the Loan;

                 (e) if required by Lender, delivery to Lender of title insurance reasonably satisfactory to Lender insuring Lender that the lien of the Deed of Trust and the priority thereof will not be impaired or affected by reason of such transfer;

                 (f) Lender's receipt of a transfer fee in the amount of $500.00; and

                 (g) reimbursement to Lender of any and all actual, reasonable and documented costs and expenses paid or incurred by Lender in connection with such transfer, including, without limitation, all in-house or outside counsel attorneys' fees, and all title insurance fees, appraisal fees, inspection fees and environmental consultant's fees.

         5. Right of Transfer of Property. Notwithstanding anything to the contrary contained in Section 6.15 of the Deed of Trust, and in addition to the Permitted Transfers set forth in Section 4 above but not constituting a Permitted Transfer hereunder, Lender shall, one time only, consent to the voluntary sale or exchange of all of the Property by TMC Realty Holdings Co. ("Original Trustor") and, thereafter, one time only, by the purchaser of Original Trustor's interest in the Property, to a bona-fide third party purchaser, without any modification of the terms of the Note or the other Loan Documents, upon satisfaction of all of the following conditions precedent:

                 (a) Lender's reasonable determination that the proposed purchaser, the proposed guarantor, if any, and the Property all satisfy Lender's then applicable credit review and underwriting standards;

                 (b) the execution and delivery to Lender of such documents and instruments as Lender shall reasonably require, in form and content reasonably satisfactory to Lender, including, without limitation, (i) an assumption agreement under which the purchaser assumes all obligations and liabilities of Original Trustor under the Note and the other Loan Documents, and (ii) a consent to the transfer by any existing guarantor and a reaffirmation of such guarantor's obligations and liabilities under any guaranty made in connection with the Loan or a new guaranty executed by a new guarantor reasonably satisfactory to Lender;

                 (c) if required by Lender, delivery to Lender of title insurance reasonably satisfactory to Lender insuring Lender that the lien of the Deed of Trust and the priority thereof will not be impaired or affected by reason of such transfer or exchange of the Property;


                 (d) payment to Lender of an assumption fee equal to one-half of one percent (.50%) of the then outstanding principal balance of the Note; and

                 (e) reimbursement to Lender of any and all actual, documented and reasonable costs and expenses paid or incurred by Lender in connection with such transfer or exchange, including, without limitation, all in-house or outside counsel attorneys' fees, title insurance fees, appraisal fees, inspection fees and environmental consultant's fees.

         Lender shall fully release Original Trustor from any obligation or liability to Lender under the Note and the other Loan Documents upon the assumption by the purchaser of all such obligations and liabilities and the satisfaction of all other conditions precedent to a transfer or exchange in accordance with the provisions of this Section.

         6. Death; Withdrawal. In addition to the Defaults described in the Deed of Trust, the death, retirement, incapacity or withdrawal, as applicable, of: (a) the controlling principal; (b) the controlling principal as the general partner of Borrower or any entity directly or indirectly controlling the management of Borrower, if Borrower or such entity is a partnership; or (c) the controlling principal as the managing member of Borrower or any entity directly or indirectly controlling the management of Borrower, if Borrower or such entity is a limited liability company; and Borrower's failure to provide a substitute or replacement acceptable to Lender within thirty (30) days after the occurrence of any such event, shall also constitute a Default; provided, however, the provisions of this Section 6 shall not apply so long as TMC Realty Holdings Co. or any transferee under a Permitted Transfer as set forth in Section 4 above is the Borrower.